Exhibit 10.13

AMENDEMENT ONE TO SOFTWARE DEVELOPMENT AGREEMENT

This Amendment One ("Amendment One") to the Software Development Agreement is made as of this 12th day of September, 2011, by and between Realtime Edge Software Inc. ("Realtime") and Club Service, Inc. as successor-in-interest to Centaurus Games, LLC ("CSI").

WHEREAS, the Parties hereto entered into a Software Development Agreement dated as of September 16, 2008 (the "Agreement"); and

WHEREAS, the Parties hereto desire to amend the "Termination and Other Remedies" section (Section 8) of the Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.                Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

2.                Termination by CSL Section 8.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

"This Agreement may be terminated by convenience by CSI upon six (6) months written notice to Realtime for any reason or no reason."

3.                Counterparts. This Amendment One may be executed in one or more counterparts, each of which shall be deemed an original. This Amendment One may be executed by facsimile signature.

4.                No Other Changes. Except as otherwise set forth herein, no other changes, amendments or modifications are made to the Agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment One as of the date and year first written above.

Realtime Edge Software Inc. (“Realtime”)	Club Services, Inc. (“CSI”)

By: /s/ Uri Kozai	By: /s/ Adam Pliska
Name: Uri Kozai	Name: Adam Pliska
Its: President	Its: President